Exhibit 23.1





                         Independent Auditors' Consent
                         -----------------------------




We consent to incorporation by reference in the Registration Statement No. 33-
         on Forms S-3 of Research Industries Corporation and subsidiaries of our
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report dated August 8, 1994, relating to the consolidated balance sheet of
Research Industries Corporation and subsidiaries as of June 30, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows fro the year then ended, which report appears in the June 30, 1994 annual report on Form 10-K of Research Industries Corporation and subsidiaries.



                                                           KPMG Peat Marwick LLP

Salt Lake City, Utah
May 16,1995